ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) dated as of October 25, 2007, is made and entered into by and between TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Assignor”), and NNN VF 7777 BONHOMME AVENUE LLC, a Delaware limited liability company (“Assignee”), with reference to the following Recitals:

RECITALS

A. Assignor is “Buyer” under that certain Purchase and Sale Agreement mutually executed as of September 19, 2007, by and between Assignor and SEVENS ST. LOUIS L.L.C., a Delaware limited liability company, as the same may be amended (the “Purchase Agreement”), wherein Assignor agreed to purchase certain real property commonly known as the Sevens Building in St. Louis, Missouri as more particularly described in the Purchase Agreement, on the terms and conditions set forth in the Purchase Agreement.

B. Assignor desires to assign and transfer to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title, claim. and interest in, to and under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

AGREEMENT

1. Assignment; Assumption. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim and interest as “Buyer” or otherwise in, to and under the Purchase Agreement. By executing this Assignment, Assignee hereby accepts such assignment and expressly agrees to assume and be bound by all of the provisions of the Purchase Agreement from and after the date hereof.

2. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

3. Counterparts. This Assignment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives as of the date first written above.

ASSIGNOR:

TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Executive Vice President

ASSIGNEE:

NNN VF 7777 BONHOMME AVENUE, LLC,

a Delaware limited liability company

By: NNN 2003 Value Fund, LLC,

a Delaware limited liability company,
its sole member

By: Triple Net Properties, LLC,

a Virginia limited liability company,

its manager

By: /s/ Richard Hutton
Name: Richard Hutton
Title: Executive Vice President